Exhibit 10.15

PAYMENTUS HOLDINGS, INC.

CLASS A COMMON STOCK PURCHASE AGREEMENT

THIS CLASS A COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of May 16, 2021, by and among Paymentus Holdings, Inc., a Delaware corporation (the “Company”) and Accel-KKR Capital Partners CV III, LP, Accel-KKR Growth Capital Partners III, LP, Accel-KKR Growth Capital Partners II, LP and Accel-KKR Growth Capital Partners II Strategic Fund, LP (each an “Investor” and collectively, the “Investors”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.Purchase and Sale of Stock.

1.1Sale and Issuance of Class A Common Stock. Subject to the terms and conditions of this Agreement, each Investor agrees to purchase from the Company, and the Company agrees to sell and issue to each Investor, that number of shares of the Company’s Class A common stock, $0.0001 par value per share (“Class A Common Stock”), equal to the investment amount set forth opposite such Investor’s name on Exhibit A divided by the per share initial public offering price (before underwriting discounts and expenses) in the Qualified IPO (as defined below), rounded down to the nearest whole share. “Shares” shall mean the shares of Class A Common Stock issued to the Investors pursuant to this Agreement. “Qualified IPO” shall mean the issuance and sale of shares of Class A Common Stock by the Company, pursuant to an Underwriting Agreement to be entered into by and among the Company and certain representatives of the underwriters (the “Underwriters”), in connection with the Company’s initial public offering pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-255683) (the “Registration Statement”) and/or any related registration statements (the “Underwriting Agreement”).

1.2Closing. The purchase and sale of the Shares shall take place at the location and at the time immediately following the closing of the Qualified IPO (which time and place are designated as the “Closing”). At the Closing, each Investor shall make payment of the purchase price of the Shares being purchased by such Investor by wire transfer in immediately available funds to the account specified by the Company against delivery to such Investor of such Shares registered in the name of such Investor, which Shares shall be uncertificated shares; provided, however, that each Investor may satisfy its obligation to pay to the Company the purchase price of the Shares to be purchased by such Investor in whole or in part by agreeing in writing to cancel the Company’s obligation to pay to such Investor an equivalent amount of the “Redemption Amount” as defined in the Redemption Agreement by and between such Investor and the Company pursuant to which the Company has agreed to redeem such Investor’s shares of the Company’s Series A Preferred Stock.

2.Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that as of the date hereof and as of the date of the Closing:

2.1Organization, Good Standing and Qualification.

(a)The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

(b)The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it is required to be so qualified or in good standing, except where the failure to so qualify or be in good standing would not be material and adverse to the Company.

2.2Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement, and the authorization, issuance, sale and delivery of the Shares being sold hereunder has been taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3Valid Issuance of Class A Common Stock. As of the date of the Closing, the Shares will be duly authorized and, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive or similar rights created under the Certificate of Incorporation (as in effect at the Closing) and will be free of restrictions on transfer and any other liens, restrictions or encumbrances, other than restrictions on transfer under applicable state and federal securities laws or as contemplated hereby.

2.4Compliance with Other Instruments; Compliance with NYSE.

(a)The Company is not in violation or default of any provision of its Certificate of Incorporation, as amended, or Bylaws, as amended.

(b)The Company is not in violation or default in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement will not result in any material violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

(c)The issuance and sale of the Shares will comply with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will be done in accordance with the applicable rules of The New York Stock Exchange.

2.5Description of Capital Stock. As of the date of the Closing, the statements set forth in the Pricing Prospectus (as defined in the Underwriting Agreement) and Prospectus (as defined in the Underwriting Agreement) under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Company’s capital stock, are accurate, complete and fair in all material respects.

2.6Registration Statement. The Registration Statement, and any amendment thereto, including any information deemed to be included therein pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), complied (or, in the case of amendments filed after the date of this Agreement, will comply) as of its filing date in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and did not (or, in the case of amendments filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the date it is declared effective by the SEC, the Registration Statement, as so amended, and any related registration statements, will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Any preliminary prospectus included in the Registration Statement or any amendment thereto, any free writing prospectus related to the Registration Statement and any final prospectus related to the Registration Statement filed pursuant to Rule 424 promulgated under the Securities Act, in each case as of its date, will comply in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.7Brokers or Finders. The Company has not engaged any brokers, finders or agents such that the Investors will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

2.8Private Placement. Assuming the accuracy of the representations, warranties and covenants of the Investors set forth in Section 3 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investors under this Agreement.

3.Representations, Warranties and Covenants of Each Investor. Each Investor hereby represents and warrants, severally and not jointly, that as of the date hereof and as of the date of the Closing:

3.1Organization, Good Standing and Qualification. The Investor is a limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2Authorization. The Investor has full power and authority to enter into this Agreement, and each such agreement constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3Purchase Entirely for Own Account. By the Investor’s execution of this Agreement, the Investor hereby confirms, that the Shares to be received by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

3.4Disclosure of Information. The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

3.5Investment Experience. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Investor also represents it has not been organized for the purpose of acquiring the Shares.

3.6Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act, as presently in effect.

3.7Brokers or Finders. The Investor has not engaged any brokers, finders or agents such that the Company will incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

3.8Restricted Securities. The Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.9Legends. The Investor understands that the Shares may bear one or all of the following legends:

(a)“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS (PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM). INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(b)“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.”

(c)Any legend required by applicable state “blue sky” securities laws, rules and regulations.

3.10Lock-Up Agreement. The Investor hereby confirms that it has executed and delivered to the Underwriters the lock-up agreement provided by the Company (the “Lock-Up

Agreement”). The Lock-Up Agreement is in full force and effect, and following the consummation of the transactions contemplated by this Agreement will remain in full force and effect, including with respect to the Shares.

3.11No General Solicitation. Neither the Investor nor any of its officers, directors, employees, agents, stockholders, partners or affiliates has been directly or indirectly solicited through any public advertising or general solicitation (including by means of the Registration Statement or prospectus contained therein) and did not learn of and become interested in the transaction contemplated in this Agreement by means of the Registration Statement or prospectus contained therein. The Investor hereby further confirms that it or an affiliate of the Investor had a substantive pre-existing relationship with the Company prior to the commencement of any discussion in connection with the transaction contemplated in this Agreement. Neither the Investor, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Shares.

4.Conditions of Each Investor’s Obligations at Closing. The obligations of each Investor under Section 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.

4.1Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing.

4.2Public Offering Shares. The Underwriters shall have purchased, immediately prior to the purchase of the Shares by the Investors hereunder, the Firm Shares (as defined in the Underwriting Agreement) pursuant to the Registration Statement and the Underwriting Agreement.

4.3Absence of Injunctions, Decrees, Etc. During the period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

5.Conditions of the Company’s Obligations at Closing. The obligations of the Company under Section 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.

5.1Representations, Warranties and Covenants. The representations, warranties and covenants of each Investor contained in Section 3 shall be true on and as of the Closing.

5.2Public Offering Shares. The Underwriters shall have purchased, immediately prior to the purchase of the Shares by the Investors hereunder, the Firm Shares (as defined in the Underwriting Agreement) pursuant to the Registration Statement and the Underwriting Agreement.

5.3Absence of Injunctions, Decrees, Etc. During the period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

6.Termination. This Agreement shall terminate (i) at any time upon the written consent of the Company and Accel-KKR Capital Partners CV III, LP, (ii) upon the withdrawal by the Company of the Registration Statement, or (iii) on June 30, 2021 if the Closing has not occurred.

7.Miscellaneous.

7.1Acknowledgment of Registration Rights. The parties to this Agreement hereby acknowledge that upon the Closing the Shares will constitute “Sponsor Investor Registrable Securities” as defined in and pursuant to that certain Registration Rights Agreement to be entered into by and among the Company, the Investors and certain other stockholders to be party thereto in connection with the Qualified IPO.

7.2Survival of Warranties. The warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

7.3Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Investors without the prior written consent of the Company; provided, however, that after the Closing, the Shares shall be transferable by the Investors (subject to the Lock-Up Agreement and applicable state and federal securities laws) without the consent of the Company and the rights, duties and obligations of each Investor hereunder may be assigned to an affiliate of such Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement in a manner that is not permitted by the foregoing sentence to be made without such permission shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.4Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law. Each party hereto hereby irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO SHALL SEEK TO

CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

7.5Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.6Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made (a) when delivered personally to the recipient, (b) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (c) when transmitted, if sent by email transmission before 5:00 p.m. Seattle time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the Company or the Investors at the addresses indicated below or, in each case, to any such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

If to the Company, to:

Paymentus Holdings, Inc.

18390 NE 68th St.

Redmond, WA 98052

Attn: Chief Executive Officer and General Counsel

Email: dsharma@paymentus.com; jmorrow@paymentus.com

with a copy (which copy shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

701 Fifth Avenue, Suite 5100

Seattle, WA 98104

Attn: Michael Nordtvedt; Victor Nilsson

E-mail: mnordtvedt@wsgr.com; vnilsson@wsgr.com

If to any Investor, to:

c/o Accel-KKR Capital Management, L.P.

2180 Sand Hill Road

Suite 300

Menlo Park, CA 94025

Attention: Rob Polumbo; Jason Klein

Email: rob@accel-kkr.com; jason@accel-kkr.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Joshua N. Korff, P.C.

E-mail: jkorff@kirkland.com

and

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Attn: Jeffrey Seifman, P.C.; Shelly M. Hirschtritt, P.C.; Kevin W. Mausert, P.C.

E-mail: jseifman@kirkland.com; shelly.hirschtritt@kirkland.com; kevin.mausert@kirkland.com

7.7Brokers or Finders. The Company shall indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 2.7, and each Investor agrees to indemnify and hold harmless the Company and each other Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Company, such other Investor or any of their constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 3.7.

7.8Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors.

7.9Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

7.10Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.11Specific Performance. The parties to this Agreement hereby acknowledge and agree that the Company would be irreparably injured by a breach of this Agreement by an Investor, and each Investor would be irreparably injured by a breach of this Agreement by the Company, and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the aggrieved party in the event that this agreement is breached. Therefore, each of the parties to this Agreement agree to the granting of specific performance of this Agreement and injunctive or other equitable relief in favor of the aggrieved party as a remedy for any such breach, without proof of actual damages, and the parties to this Agreement further waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to the aggrieved party. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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IN WITNESS WHEREOF, the parties have executed this Class A Common Stock Purchase Agreement as of the date first above written.

PAYMENTUS HOLDINGS, INC.

By:	/s/ Dushyant Sharma
Name:	Dushyant Sharma
Title:	President and Chief Executive Officer

Signature Page to Class A Common Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Class A Common Stock Purchase Agreement as of the date first above written.

INVESTORS:

Accel-KKR Capital Partners CV III, LP, a Delaware limited partnership

By:	AKKR Fund III Management Company CV, LP
Its:	General Partner

By:	AKKR Management Company, LLC
Its:	General Partner

By:	Accel-KKR Holdings GP, LLC
Its:	Managing Member

By:	/s/ Thomas C. Barnds
Name:	Thomas C. Barnds
Title:	Manager

Date:	May 16, 2021

Signature Page to Class A Common Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Class A Common Stock Purchase Agreement as of the date first above written.

INVESTORS:

Accel-KKR Growth Capital Partners III, LP

By:	AKKR Growth Capital Management Company III, LP
Its:	General Partner

By:	AKKR Management Company, LLC
Its:	General Partner

By:	Accel-KKR Holdings GP, LLC
Its:	Managing Member

By:	/s/ Thomas C. Barnds
Name:	Thomas C. Barnds
Title:	Manager

Date:	May 16, 2021

Signature Page to Class A Common Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Class A Common Stock Purchase Agreement as of the date first above written.

INVESTORS:

Accel-KKR Growth Capital Partners II, LP

By:	AKKR Growth Capital Management Company II, LP
Its:	General Partner

By:	AKKR Management Company, LLC
Its:	General Partner

By:	Accel-KKR Holdings GP, LLC
Its:	Managing Member

By:	/s/ Thomas C. Barnds
Name:	Thomas C. Barnds
Title:	Manager

Date:	May 16, 2021

Signature Page to Class A Common Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Class A Common Stock Purchase Agreement as of the date first above written.

INVESTORS:

Accel-KKR Growth Capital Partners II Strategic Fund, LP

By:	AKKR Growth Capital Management Company II, LP
Its:	General Partner

By:	AKKR Management Company, LLC
Its:	General Partner

By:	Accel-KKR Holdings GP, LLC
Its:	Managing Member

By:	/s/ Thomas C. Barnds
Name:	Thomas C. Barnds
Title:	Manager

Date:	May 16, 2021

Signature Page to Class A Common Stock Purchase Agreement

EXHIBIT A

Investor	Investment Amount
Accel-KKR Capital Partners CV III, LP	$47,163,614.50
Accel-KKR Growth Capital Partners III, LP	$1,985,469.52
Accel-KKR Growth Capital Partners II, LP	$784,370.95
Accel-KKR Growth Capital Partners II Strategic Fund, LP	$66,545.03